                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 2001 included in this Form 8-K, into the following previously filed Registration Statements:

                                       FORM      FILE NUMBER
                                       ----      ------------
       ChevronTexaco Corporation:      S-3         33-58463
                                       S-3        333-90977
                                       S-8        333-72672
                                       S-8        333-02011
                                       S-8        333-21805
                                       S-8        333-21807
                                       S-8        333-21809
                                       S-8        333-26731
                                       S-8        333-46261
                                       S-8         33-3899
                                       S-8         33-34039
                                       S-8         33-35283
  Chevron Capital Corporation and
       ChevronTexaco Corporation:      S-3       333-90977-01
   Chevron Canada Capital Company
   and ChevronTexaco Corporation:      S-3       333-90977-02
     Chevron Capital USA Inc. and
       ChevronTexaco Corporation:      S-3         33-14307
ChevronTexaco Global Energy Inc.:      S-8         2-90907

                                                             ARTHUR ANDERSEN LLP

New York, New York
November 19, 2001